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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 17, 2002





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


 NORTH CAROLINA                 000-23520                    56-1714315
 (State or other          (Commission File No.)            I.R.S. Employer
  jurisdiction                                          Identification Number
of incorporation)



         4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham,
                           North Carolina 27703-8411
                    (Address of principal executive offices)



                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 9. REGULATION FD DISCLOSURE.*

            Quintiles Transnational Corp. (the "Company") reports the commencement of several purported class action lawsuits seeking to enjoin the consummation of the transaction contemplated by the non-binding proposal made by Pharma Services Company, a newly formed company wholly owned by Dennis B. Gillings, Ph.D., to acquire all of the outstanding shares of the Company for $11.25 per share in cash.

            In response to the proposal, which was received by the Company on October 13, 2002, the Company's Board of Directors established a special committee of independent directors which currently is evaluating the proposal. The special committee is proceeding in a timely and orderly manner and has not made any decisions whatsoever in respect of the Company's response, if any, to the proposal.

            The lawsuits, which were filed on October 15, 2002 in Superior Court, Durham County, North Carolina, names as defendants Dr. Gillings, all other members of the Company's Board of Directors and the Company. The complaints allege, among other things, that the directors breached their duties with respect to the proposal. The complaints seek to enjoin the transaction proposed by Pharma Services Company, and the plaintiffs seek to recover damages. The Company is currently in the process of reviewing the complaints and considering an appropriate response. Based upon its preliminary review, the Company believes the lawsuits are without merit.

            Information in this report contains "forward-looking statements" about the Company. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the possibility that the Company might not prevail in the litigation discussed in this press release and other uncertainties arising in connection with the proposal, including the possibility that neither the proposed transaction nor any other transaction will be approved or completed. Additional factors that could cause actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks and its other periodic reports, including Form 10-Qs.



            * The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       QUINTILES TRANSNATIONAL CORP.



                                       By: /s/ John S. Russell
                                           -------------------------------------
Dated: October 17, 2002                        John S. Russell
                                               Executive Vice President and
                                               General Counsel






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